UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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CENTAUR MUTUAL FUNDS TRUST

(Name of Registrant as Specified in Its Charter)

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2

Centaur Mutual Funds Trust

33 Whitehall Street, 11th Floor

New York, NY 10004

SPECIAL MEETING OF SHAREHOLDERS

 _____________________________________

January 24, 2023

Cancellation Notice

URGENT PROXY INFORMATION

Notice is hereby given that the Special Meeting of Shareholders (the “Special Meeting”) of DCM/INNOVA High Equity Income Innovation Fund (the “Fund”), a series of Centaur Mutual Funds Trust (the “Trust”), originally scheduled for January 29, 2024, has been cancelled.

As described in the Proxy Statement filed on December 22, 2023, the Special Meeting was called for the purpose of considering and voting on the following matters: (1) To approve a sub-advisory agreement (the “Sub-Advisory Agreement”) to be entered into by and between DCM Advisors, LLC (the “Adviser”), USCA Asset Management LLC (“USCA”), and the Trust, on behalf of the Fund; and (2) To transact any other business that may properly come before the Special Meeting or any adjournment or postponement thereof in the discretion of the proxies or their substitutes.

USCA has informed the Adviser that it no longer wishes to be appointed sub-advisor to the Fund. In light of this decision by USCA, the Board of Trustees of the Trust has determined that there is no need to hold the Special Meeting. Therefore, the Special Meeting has been cancelled.

By Order of the Board of Trustees,

Paul F. Leone

Secretary, Centaur Mutual Funds Trust